THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              CONVERSION AGREEMENT

     THIS CONVERSION AGREEMENT, dated as of June 15, 2005, is made by and between Cedric Kushner Promotions, Inc., a Delaware corporation ("Company"), and Barry Saxe ("Holder").

     WHEREAS, the Company issued to the Holder those certain 10% Promissory Notes, dated from May 19, 2003 to September 25, 2003 ("Notes"); and

     WHEREAS, Company and Holder wish to provide for the terms and conditions pursuant to which the Notes may be converted to common stock, par value $0.01 per share ("Common Stock"), of the Company;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

     1. Conversion of Notes. The Company and Holder hereby agree that as of June 15, 2005, the outstanding principal balance of the Notes and interest accrued is set forth on the attached Schedule ("Balance"). The Company and Holder further agree that the Holder may convert the entire balance of $625,418.88 of principal and interest into shares of the Company's Common Stock at a price per share equal to $.30 (the "Conversion Shares").

     2. Closing. At the Closing, Holder shall deliver the Notice of Conversion and the Notes to the Company and the Company shall deliver a copy of the stock certificate representing the Conversion Shares to Holder. The actual stock certificate shall be held at the Company's transfer agent and released to Holder at his instruction.

     3. Further Actions.

        a. Transfer. If the Holder wishes to transfer any of the Conversion Shares to any transferee(s), then upon delivery of the stock certificate representing the Conversion Shares and a completed assignment of stock power certificate, the Company shall cause its transfer agent to issue a new stock certificate within 7 days of receipt to such transferee(s).

        b. Legal Opinion. The Company shall cause its counsel to render an opinion to its transfer agent opining that the Conversion Shares may be sold without compliance with the registration requirements under Section 5 to the Securities Act of 1933, as amended ("Securities Act") in accordance with Rule

144 ("144 Opinion") within 7 days of receipt of completed copies of (1) a Form 144, (2) Seller's Representation Letter, (3) Broker Representation's Letter, a copy of (4) the stock certificate, with respect to the Conversion Shares for the Holder or any of his transferee(s), and (5) proof of holding period (i.e Notes or purchase agreement dated more than 1 year) if the stock certificate representing the Conversion Shares is dated within 1 year of a sale. If legal counsel has determined that the Conversion Shares may not be sold in accordance with Rule 144, then such counsel shall deliver a letter to Seller upon which Seller shall rely, detailing the reason(s) why such sale is not permitted in accordance with such regulation.

     The Company recognizes that the Holder or any of his transferee(s) ("Seller") may experience economic loss if the Company fails to cause the transfer agent to deliver stock certificates to the transferee(s) within 7 days of receipt or if the Company fails to cause its counsel to deliver a 144 Opinion within 5 days of receipt ("Due Date"). As compensation to the Seller for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Seller for (1) late delivery of new stock certificates upon transfer of the Conversion Shares or (2) late delivery of a 144 Opinion in the amount of $10 per business day after the Due Date for every 1,000,000 Conversion Shares which are not delivered to Seller or for which a 144 Opinion has not been delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand or shall otherwise accrue interest at the lesser of 1% or the maximum percentage allowed by law.

     Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares to the Holder or any transferee by the Due Date or cause the delivery of the 144 Opinion by the Due Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and the Holder (with respect to shares held by the Holder) shall each be restored to their respective positions immediately prior to the delivery of the Notice of Conversion, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

     4. Investor Representations and Warranties and Covenants. The Holder represents, warrants and covenants to the Company as follows:

        a. No Registration. Such Holder understands that the Notes, and the Conversion Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder's representations as expressed herein or otherwise made pursuant hereto.

        b. Investment Intent. Such Holder has acquired the Notes, and is acquiring the Conversion Shares, for investment for its own account, not as a nominee or agent.

        c. Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

        d. Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth on the signature page hereto.

        e. Speculative Nature of Investment. Such Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Holder can bear the economic risk of such Holder's investment and is able, without impairing such Holder's financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Holder's investment.

        f. Access to Data. The Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder, The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Holder has had the opportunity to obtain and to review the Company's filings available on the EDGAR web site of the Securities and Exchange Commission (www.sec.gov).

        g. Accredited Investor. The Holder is an "accredited investor' within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

        h. Rule 144. Such Holder acknowledges that the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. Such Holder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Conversion Shares. Such Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

        j. Brokers or Finders. Such Holder has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

        k. Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

        l. Legends. The Holder understands and agrees that the certificates evidencing the Conversion Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDERDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."


     5. Company Representations and Warranties and Covenants. The Company represents, warrants and covenants to the Holder as follows:

        a. Authorization.

          i. The Company has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Company's obligations herein, has been taken.

          ii. This Conversion Agreement, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

          iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of this Conversion Agreement by the Company or the performance of the Company's obligations hereunder.


        b. The  Securities.  The  Conversion  Shares  upon  issuance  under this
Agreement:

          i. are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act, and any applicable state securities laws;

          ii. have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares, the Conversion Shares will be duly and validly issued, fully paid and nonassessable and if registered pursuant to the Securities Act, are tradeable in accordance with Rule 144 under the Securities Act;

          iii. will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

          iv. will not subject the holders thereof to personal liability by reason of being such holders.

        c. Brokers or Finders. The Company has not engaged any brokers, finders or agents, and Holder has not, and will not, incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

        d. Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the Securities Exchange Act of 1934, as amended, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities & Exchange Commission during the preceding twelve months.


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                                       6

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

                        CEDRIC KUSHNER PROMOTIONS, INC.


                        By  /s/Cedric Kushner
                            -----------------
                        Cedric Kushner
                        President



                        /s/Barry Saxe
                        -------------
                        Barry Saxe

                        Address: 325 E. 41st
                        Apartment 1006
                        New York, New York 10017

ANNEX A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert all principal under the 10% Notes of Cedric Kushner Promotions, Inc., a Delaware corporation (the "Company"), issued from May 19, 2003 to September 25, 2003, into shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the Company will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
                           Date to Effect Conversion:
                                   June 15, 2005

                           Principal Amount of Debentures to be Converted:
                                   $525,000

                           Payment of Interest in Common Stock _X_ yes __ no
                                   If yes, $100,418.88 of
                           Interest Accrued on Account of Conversion at Issue.

                           Number of shares of Common Stock to be issued:
                                   2,084,730


                           Signature: /s/Barry Saxe
                                      -------------
                           Name:         Barry Saxe

                           Address: 325 E. 41st
                                    Apartment 1006
                                    New York, New York 10017

SCHEDULE A

                                                                                                    2005          Accrd Interest &
Notes & Loans                                   N/P at      N/P at                Accrd Interest Interest Exp or   Debt Issuance
payables           Date loaned    Due Date     12-31-04     6-06-05         Rate    at 12-31-04   to Maturity      at 6-06-05
-----------------  ------------ ----------  ------------  -----------    ---------  ------------  ------------    -----------------
2407    Barry Sax   05/19/20030   8/15/03    95,000.00      95,000.00      10.00%    15,358.33    4,320.55        19,678.88
2407    Barry Sax   05/29/20030   8/15/03   105,000.00     105,000.00      10.00%    16,683.33    4,775.34        21,458.68
2407    Barry Sax   06/06/20030   8/15/03    60,000.00      60,000.00      10.00%     9,416.64    2,728.77        12,145.40
2407    Barry Sax    08/12/2003  10/13/03   110,000.00     110,000.00      10.00%    15,247.22    5,002.74        20,249.96
2407    Barry Sax    09/10/2003  12/08/03    25,000.00      25,000.00      10.00%     3,270.83    1,136.99         4,407.82
2407    Barry Sax    09/10/2003  12/08/03    25,000.00      25,000.00      10.00%     3,270.83    1,136.99         4,407.82
2407    Barry Sax    09/25/2003  12/23/03    55,000.00      55,000.00      10.00%     6,961.64    2,501.37         9,463.01
2407    Barry Sax    09/25/2003  01/05/04    50,000.00      50,000.00      10.00%     6,333.33    2,273.97         8,607.31


                                            525,000.00                                                           100,418.88
